EXHIBIT 10.9

                                PERIMETER REALTY
                                 P. O. BOX 1420
                              PORTLAND, MAINE 04104


March 23, 2006

Bruce Reeves, Chief Executive Officer
AssureTec Systems, Inc.
200 Perimeter Road,
Manchester, New Hampshire 03103

Re:  a.   Lease dated May 22, 2002 between Perimeter Realty and AssureTec
          Systems, Inc., at 200 Perimeter Road.

     b. AssureTec take over of approximately 1200 sq ft of office space section now occupied by Nutmeg Container.

Dear Bruce,

This letter confirms our meeting today concerning your occupancy of the above referenced office now occupied by Nutmeg Container for storage purposes.

Term:
AssureTec will take over 1200 sq ft subject office space from commencement date June 1, 2006 through June 30, 2008, subject to Nutmeg vacating same, said 1200 sq ft being added to AssureTec space under the existing lease dated May 22, 2002.

Base rent:
$5.00 NNN per sq ft on an "as is" basis as to the 1200 feet added to space.

Existing referenced lease:
The current AssureTec lease, dated May 22, 2002, now in its option period, expiring June 30, 2007, said lease is extended to June 30, 2008 with the same terms and conditions including same $7.00 NNN per sq ft rate on original space and $5.00 NNN on this added 1200 sq ft.

Option to renew:
The existing lease is hereby also amended to add an additional three year option period at the current base rental rates ($7.00 NNN existing space and $5.00 NNN on the space added hereby) on both spaces plus 3% increases yearly commencing on July 1, 2008, provided tenant exercises such option by written notice to Landlord by October 1, 2007.


                                Page 1 of 2 pages
page 2, ltr dated 3/23/06, subject: additional 1200 sq ft office space to AssureTec



Perimeter Realty work:
Install commercial grade carpeting in the additional1200 sq ft space. Install an 8,000 BTU thru-the-wall air conditioner. Otherwise space is added to AssureTec on an "as is" basis.


NOTE:
It is agreed that if AssureTec does not exercise its option to renew, it will reimburse Perimeter for 1/3 of its cost of the carpet and air conditioner.


This letter agreement shall be regarded as an amendment hereby to the May 22, 2002 lease, which lease except as amended, is otherwise in full force and effect. This Amendment, in so far as the 1200 sq ft is concerned, is subject to Nutmeg, by June 1, 2006 vacating and surrendering the 1200 sq ft described and otherwise remaining an occupant under lease as to the more than 30,000 sq ft demised to it.



                                               BERNARD M. RESNICK
                                               Its agent


Acknowledged:


By: _/s____________________________
Bruce Reeves, AssureTec Systems, Inc.